Exhibit 99.1

Pennant Reports Second Quarter 2022 Results

Conference Call and Webcast scheduled for tomorrow, August 9, 2022 at 10:00 am MT

EAGLE, Idaho – August 8, 2022 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the second quarter 2022, reporting GAAP diluted loss per share of $0.09 and adjusted diluted earnings per share of $0.14 for the quarter(1).

Second Quarter Highlights

▪Total revenue for the quarter was $116.3 million, an increase of $6.0 million or 5.4% over the prior year quarter;

▪Net loss for the second quarter was $2.7 million, adjusted EBITDA for the quarter was $7.6 million, an increase of $1.5 million or 23.8% over the first quarter of 2022, and adjusted EBITDAR for the quarter was $16.6 million;

▪Home Health and Hospice Services segment revenue for the second quarter was $85.3 million, an increase of $7.2 million or 9.3% over the prior year quarter, segment adjusted EBITDAR from Operations was $15.7 million, and segment adjusted EBITDA was $14.5 million, an increase $0.7 million or 4.8% over the prior year quarter;

▪Total home health admissions for the second quarter was 10,055, total Medicare home health admissions for the second quarter was 4,682, an increase of 6.3% over the prior year quarter;

▪Total hospice admissions for the second quarter was 2,119, an increase of 3.5% over the prior year quarter, and hospice average daily census for the second quarter was 2,285, an increase of 2.4% compared to the first quarter 2022 and a decrease of 0.5% compared to the prior year quarter;

▪Senior Living Services segment revenue for the second quarter was $31.0 million, a decrease of $1.3 million or 3.9% over the prior year quarter, segment adjusted EBITDAR from Operations for the quarter was $8.8 million, and segment adjusted EBITDA for the second quarter was $0.9 million, an increase of $0.1 million over the prior year quarter; and

▪Senior living average occupancy for the second quarter was 76.5%, an increase of 380 basis points over the prior year quarter, and average monthly revenue per occupied room for the second quarter was $3,470, an increase of $294 or 9.3% over the prior year quarter and $99 or 2.9% over the first quarter of 2022.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”

Operating Results

“We are pleased to report our second quarter results showing continued operational momentum in each segment,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “We are grateful to each of our local teams and our service center partners for navigating ongoing operational headwinds and a challenging labor environment. As we face further economic and regulatory uncertainty, our unique operating model and leadership depth give us confidence in the abilities of our teams to be successful and create value for our long-term stakeholders.”

Commenting on the Company’s operating results, Mr. Guerisoli said, “Our home health and hospice business posted another solid quarter despite persistent labor and inflationary pressures. Our revenue of $85.3 million in the second quarter was driven largely by strong Medicare home health admissions, which increased 6.3% over the prior year quarter, and total hospice admissions, which increased 3.5% over the prior year quarter. Segment adjusted EBITDA margin expanded 120 basis points over the first quarter of 2022, leading to segment adjusted EBITDA growth of $1.8 million or 14.4% over the same period. Underpinning these strong results is our focus on producing quality clinical outcomes, with over half of our home health agencies have a CMS star rating of 4.5 or 5 stars, and an average rehospitalization rate 340 basis points below the national average according to real-time third party analytics. We continue to see tremendous opportunities in our home health and hospice segment to drive stronger performance across our existing platform and expand our footprint by acquiring high-quality agencies in adjacent markets.”

“Our senior living segment continues to build momentum even in the face of lingering labor pressures,” said Mr. Guerisoli. “Strong occupancy and RevPOR results highlight the solid demand for quality senior living services that we are poised to address in our markets. Excluding the impact of the six senior living operations exited during 2022, our same store average occupancy for the second quarter was 77.2%, an increase of 180 basis points over the first quarter 2022 and 190 basis points over the prior year quarter, and same store average revenue per occupied room would have increased 0.5% over the first quarter 2022 and 5.8% over the prior year quarter. Across the segment, as we continue developing leadership teams, improving our data and systems, and driving accountability around our core opportunities, we know we can execute with operational excellence and continue to achieve financial, cultural and clinical success.”

During the quarter, the Company completed the transfer of five senior living communities to Ensign affiliates, acquired the real estate underlying the operations of its 82-unit assisted living and memory care community in Twin Falls, Idaho, which will continue to be operated by an affiliate of the Company, and closed on the acquisition of one home health agency in Montana. After quarter-end, the Company acquired the operations of Barber Station Assisted Living and Memory Care, a Class A senior living community with 39 assisted living and 45 memory care units in Boise, Idaho, signing a favorable long-term triple-net lease. “We see increasing opportunity across the home health and hospice landscape to acquire quality agencies at prices consistent with our disciplined investment strategy. Our pipeline of potential acquisitions is healthy, our strong balance sheet and access to capital allow us to invest opportunistically, and the uncertainties facing providers--particularly home health operators--are substantial, creating opportunities for us to work with high-quality business owners looking for a strategic partner to amplify the legacy they’ve built. We are poised to be the buyer-of-choice for these providers, and we’re excited about deploying capital and growing in a significant way over the next several quarters,” said Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the second quarter with strong liquidity, with $3.2 million of cash on hand and $90.8 million of availability on its revolving line of credit. Ms. Freeman reported that the Company had a net debt-to-adjusted EBITDA ratio of 1.96x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.67x as of quarter-end. “Our cash position and liquidity in the second quarter improved sequentially over the first quarter. We completed the process of returning $28.0 million in Medicare advance payments received in 2020. Aside from acquisitions which may cause our leverage to temporarily remain elevated, we look forward to our leverage ratio and cash flow improving. We are excited to deploy growing dry powder in what we believe will be a compelling investment environment on the horizon,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

2022 Guidance

Management reaffirms its 2022 annual guidance of total revenue between $450 million and $460 million. Full year 2022 adjusted earnings per diluted share is anticipated to be between $0.60 and $0.68 and full year 2022 adjusted EBITDA is anticipated to be between $33.2 million and $35.7 million.
The Company’s 2022 annual guidance is based on diluted weighted average shares outstanding of approximately 30.4 million and a 25.8% effective tax rate. The guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the lingering effects of COVID-19. It excludes the tax-effected costs at start-up operations, share-based compensation, acquisition-related costs, and loss on disposition of assets and impairments.

Ms. Freeman stated, “We believe providing annual adjusted consolidated EBITDA guidance in addition to annual revenue and adjusted earnings per share guidance is helpful in understanding our expectations for our business and operational cash flow. While the first half of 2022 presented unique concerns making guidance more challenging, we are on track with the operational ramp we expected.”

Conference Call

A live webcast will be held tomorrow, August 9, 2022 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s second quarter 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, September 9, 2022.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 89 home health and hospice agencies and 49 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$116,316	$110,345	$230,226	$216,008

Expense
Cost of services	92,716	86,667	182,978	170,289
Rent—cost of services	9,078	10,156	19,129	20,121
General and administrative expense	9,741	8,783	19,774	18,071
Depreciation and amortization	1,279	1,170	2,426	2,345
Loss on asset dispositions and impairment, net	6,617	—	6,708	—
Total expenses	119,431	106,776	231,015	210,826
(Loss) income from operations	(3,115)	3,569	(789)	5,182
Other income (expense):
Other expense	(35)	(24)	(32)	(24)
Interest expense, net	(821)	(472)	(1,450)	(832)
Other income (expense), net	(856)	(496)	(1,482)	(856)
(Loss) income before provision for income taxes	(3,971)	3,073	(2,271)	4,326
(Benefit) provision for income taxes	(1,375)	604	(833)	944
Net (loss) income	(2,596)	2,469	(1,438)	3,382
Less: net income (loss) attributable to noncontrolling interest	80	(181)	224	(218)
Net (loss) income and other comprehensive (loss) income attributable to The Pennant Group, Inc.	$(2,676)	$2,650	$(1,662)	$3,600
(Loss) earnings per share:
Basic	$(0.09)	$0.09	$(0.06)	$0.13
Diluted	$(0.09)	$0.09	$(0.06)	$0.12
Weighted average common shares outstanding:
Basic	28,605	28,356	28,589	28,324
Diluted	28,605	30,647	28,589	30,785

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$3,200	$5,190
Accounts receivable—less allowance for doubtful accounts of $974 and $902, respectively	53,154	53,940
Prepaid expenses and other current assets	18,283	16,711
Total current assets	74,637	75,841
Property and equipment, net	22,423	16,788
Right-of-use assets	257,395	300,997
Deferred tax assets, net	2,831	3,848
Restricted and other assets	10,386	4,828
Goodwill	74,785	74,265
Other indefinite-lived intangibles	53,974	53,730
Total assets	$496,431	$530,297
Liabilities and equity
Current liabilities:
Accounts payable	$12,717	$10,553
Accrued wages and related liabilities	23,446	23,480
Operating lease liabilities—current	15,662	16,118
Other accrued liabilities	23,043	21,484
Total current liabilities	74,868	71,635
Long-term operating lease liabilities—less current portion	244,620	287,753
Other long-term liabilities	5,825	5,293
Long-term debt, net	53,131	51,372
Total liabilities	378,444	416,053
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,886 and 28,601 shares issued and outstanding, respectively, at June 30, 2022; and 28,826 and 28,499 shares issued and outstanding, respectively, at December 31, 2021	29	28
Additional paid-in capital	100,775	95,595
Retained earnings	12,979	14,641
Treasury stock, at cost, 3 shares at June 30, 2022 and December 31, 2021	(65)	(65)
Total Pennant Group, Inc. stockholders' equity	113,718	110,199
Noncontrolling interest	4,269	4,045
Total equity	117,987	114,244
Total liabilities and equity	$496,431	$530,297

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Six Months Ended June 30,
	2022	2021

Net cash provided by (used in) operating activities	$4,899	$(11,806)
Net cash used in investing activities	(8,750)	(15,477)
Net cash provided by financing activities	1,861	30,119
Net (decrease) increase in cash	(1,990)	2,836
Cash beginning of period	5,190	43
Cash end of period	$3,200	$2,879

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$40,669	35.0%	$35,287	32.0%
Hospice	39,359	33.8	36,838	33.4
Home care and other(a)	5,316	4.6	5,980	5.4
Total home health and hospice services	85,344	73.4	78,105	70.8
Senior living services	30,972	26.6	32,240	29.2
Total revenue	$116,316	100.0%	$110,345	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Six Months Ended June 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$78,089	33.9%	$68,491	31.7%
Hospice	77,182	33.5	73,752	34.1
Home care and other(a)	10,548	4.6	10,469	4.9
Total home health and hospice services	165,819	72.0	152,712	70.7
Senior living services	64,407	28.0	63,296	29.3
Total revenue	$230,226	100.0%	$216,008	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended June 30,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$85,344	$78,105	7,239	9.3%

Home health services:
Total home health admissions	10,055	10,069	(14)	(0.1)%
Total Medicare home health admissions	4,682	4,406	276	6.3%
Average Medicare revenue per 60-day completed episode(a)	$3,629	$3,390	$239	7.1%
Hospice services:
Total hospice admissions	2,119	2,047	72	3.5%
Average daily census	2,285	2,296	(11)	(0.5)%
Hospice Medicare revenue per day	$176	$171	$5	2.9%

	Three Months Ended June 30,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$78,001	$75,101	$2,900	3.9%

Home health services:
Total home health admissions	9,184	9,817	(633)	(6.4)%
Total Medicare home health admissions	4,196	4,213	(17)	(0.4)%
Average Medicare revenue per 60-day completed episode(a)	$3,652	$3,414	$238	7.0%
Hospice services:
Total hospice admissions	1,960	2,030	(70)	(3.4)%
Average daily census	2,141	2,285	(144)	(6.3)%
Hospice Medicare revenue per day	$174	$171	$3	1.8%

	Three Months Ended June 30,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$7,343	$3,004	$4,339	144.4%

Home health services:
Total home health admissions	871	252	619	245.6%
Total Medicare home health admissions	486	193	293	151.8%
Average Medicare revenue per 60-day completed episode(a)	$3,384	$2,751	$633	23.0%
Hospice services:
Total hospice admissions	159	17	142	835.3%
Average daily census	144	11	133	1209.1%
Hospice Medicare revenue per day	$212	$298	$(86)	(28.9)%

	Six Months Ended June 30,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$165,819	$152,712	$13,107	8.6%

Home health services:
Total home health admissions	20,237	19,166	1,071	5.6%
Total Medicare home health admissions	9,315	8,904	411	4.6%
Average Medicare revenue per 60-day completed episode(a)	$3,561	$3,394	$167	4.9%
Hospice services:
Total hospice admissions	4,528	4,201	327	7.8%
Average daily census	2,259	2,301	(42)	(1.8)%
Hospice Medicare revenue per day	$177	$172	$5	2.9%

	Six Months Ended June 30,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$152,025	$148,710	$3,315	2.2%

Home health services:
Total home health admissions	18,588	18,867	(279)	(1.5)%
Total Medicare home health admissions	8,362	8,651	(289)	(3.3)%
Average Medicare revenue per 60-day completed episode(a)	$3,594	$3,408	$186	5.5%
Hospice services:
Total hospice admissions	4,180	4,182	(2)	—%
Average daily census	2,129	2,296	(167)	(7.3)%
Hospice Medicare revenue per day	$175	$172	$3	1.7%

	Six Months Ended June 30,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$13,794	$4,002	$9,792	244.7%

Home health services:
Total home health admissions	1,649	299	1,350	451.5%
Total Medicare home health admissions	953	253	700	276.7%
Average Medicare revenue per 60-day completed episode(a)	$3,221	$2,705	$516	19.1%
Hospice services:
Total hospice admissions	348	19	329	1731.6%
Average daily census	130	5	125	2500.0%
Hospice Medicare revenue per day	$227	$296	$(69)	(23.3)%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all communities purchased or licensed prior to January 1, 2021.
(c)	New agency results represent all agencies acquired on or subsequent to January 1, 2021 and all startup operations that have a start date or license date subsequent to January 1, 2021.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Occupancy	76.5%	72.7%	74.4%	72.4%
Average monthly revenue per occupied unit	$3,470	$3,176	$3,418	$3,181

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$57,698	49.6%	$53,801	48.8%
Medicaid	15,343	13.2	14,237	12.9
Subtotal	73,041	62.8	68,038	61.7
Managed Care	15,413	13.3	12,890	11.7
Private and Other(a)	27,862	23.9	29,417	26.6
Total revenue	$116,316	100.0%	$110,345	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Six Months Ended June 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$112,776	49.0%	$107,540	49.8%
Medicaid	30,737	13.4	28,090	13.0
Subtotal	143,513	62.4	135,630	62.8
Managed Care	29,449	12.7	23,979	11.1
Private and Other(a)	57,264	24.9	56,399	26.1
Total revenue	$230,226	100.0%	$216,008	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income attributable to The Pennant Group, Inc.	$(2,676)	$2,650	$(1,662)	$3,600
Add: Net loss attributable to noncontrolling interest	80	(181)	224	(218)
Net income	(2,596)	2,469	(1,438)	3,382

Non-GAAP adjustments
Costs at start-up operations(a)	431	513	586	659
Share-based compensation expense(b)	2,380	2,499	4,820	4,915
Acquisition related costs(c)	14	30	14	37
Transition services costs(d)	40	687	77	1,589
Loss related to senior living operations transferred to Ensign(e)	6,701	—	6,882	—
Provision for income taxes on Non-GAAP adjustments(f)	(2,796)	(1,088)	(3,441)	(2,156)
Non-GAAP net income	$4,174	$5,110	$7,500	$8,426

Dilutive Earnings Per Share As Reported
Net Income	$(0.09)	$0.09	$(0.06)	$0.12
Average number of shares outstanding	28,605	30,647	28,589	30,785

Adjusted Diluted Earnings Per Share
Net Income	$0.14	$0.17	$0.25	$0.27
Average number of shares outstanding	30,231	30,647	30,188	30,785

(a)	Represents results related to start-up operations.
		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Revenue	$(1,103)	$(5,631)	$(1,589)	$(10,186)
	Cost of services	1,480	5,978	2,097	10,645
	Rent	47	165	71	199
	Depreciation	7	1	7	1
	Total Non-GAAP adjustment	$431	$513	$586	$659

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Cost of services	$528	$501	$1,121	$936
	General and administrative	1,852	1,998	3,699	3,979
	Total Non-GAAP adjustment	$2,380	$2,499	$4,820	$4,915

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

(d)	Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $458 and $1,101 for the three and six months ended June 30, 2022, and $747 and $1,735 for the three and six months ended June 30, 2021.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the three and six months ended June 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $191 and $(566) for the three and six months ended June 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended June 30,		Six Months Ended June 30,
		2022	2021	2022	2021
	Revenue	$—	$—	$(3,336)	$—
	Cost of services	6,691	—	9,270	—
	Rent	10	—	948	—
	Total Non-GAAP adjustment	$6,701	$—	$6,882	$—

(f)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.8% and 26.9% for the three and six months ended June 30, 2022 and 2021, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Consolidated net income	$(2,596)	$2,469	$(1,438)	$3,382
Less: Net loss attributable to noncontrolling interest	80	(181)	224	(218)
Add: Provision for income taxes (benefit)	(1,375)	604	(833)	944
Net interest expense	821	472	1,450	832
Depreciation and amortization	1,279	1,170	2,426	2,345
Consolidated EBITDA	(1,951)	4,896	1,381	7,721
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	377	347	508	459
Share-based compensation expense(b)	2,380	2,499	4,820	4,915
Acquisition related costs(c)	14	30	14	37
Transition services costs(d)	40	687	77	1,589
Loss related to senior living operations transferred to Ensign(e)	6,691	—	5,934	—
Rent related to items (a) and (e) above	57	165	1,019	199
Consolidated Adjusted EBITDA	7,608	8,624	13,753	14,920
Rent—cost of services	9,078	10,156	19,129	20,121
Rent related to items (a) and (e) above	(57)	(165)	(1,019)	(199)
Adjusted rent—cost of services	9,021	9,991	18,110	19,922
Consolidated Adjusted EBITDAR	$16,629		$31,863

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs related to business combinations during the periods.
(d)	Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $458 and $1,101 for the three and six months ended June 30, 2022, and $747 and $1,735 for the three and six months ended June 30, 2021.
(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the three and six months ended June 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $191 and $(566) for the three and six months ended June 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended June 30, 2022
Revenue	$85,344	$30,972	$—	$116,316
Segment Adjusted EBITDAR from Operations	$15,728	$8,771	$(7,870)	$16,629
Three Months Ended June 30, 2021
Revenue	$78,105	$32,240	$—	$110,345
Segment Adjusted EBITDAR from Operations	$14,931	$9,752	$(6,068)	$18,615

	Six Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Six Months Ended June 30, 2022
Revenue	$165,819	$64,407	$—	$230,226
Segment Adjusted EBITDAR from Operations	$29,676	$18,203	$(16,016)	$31,863
Six Months Ended June 30, 2021
Revenue	$152,712	$63,296	$—	$216,008
Segment Adjusted EBITDAR from Operations	$28,722	$18,586	$(12,466)	$34,842

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations(a)	$16,629	$18,615	$31,863	$34,842
Less: Depreciation and amortization	1,279	1,170	2,426	2,345
Rent—cost of services	9,078	10,156	19,129	20,121
Other Income	(35)	(24)	(32)	(24)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	377	347	508	459
Share-based compensation expense (c)	2,380	2,499	4,820	4,915
Acquisition related costs (d)	14	30	14	37
Transition services costs(e)	40	687	77	1,589
Operating results of transferred senior living communities(f)	6,691	—	5,934	—
Add: Net loss attributable to noncontrolling interest	80	(181)	224	(218)
Consolidated Income from Operations	$(3,115)	$3,569	$(789)	$5,182

(a)	Segment Adjusted EBITDAR from Operations is net income (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) redundant and nonrecurring costs associated with the Transition Services Agreement, (5) the loss related to senior living operations transferred to Ensign, and (6) net income (loss) attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs related to business combinations during the periods.
(e)	Costs identified as redundant or nonrecurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $458 and $1,101 for the three and six months ended June 30, 2022, and $747 and $1,735 for the three and six months ended June 30, 2021.
(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the three and six months ended June 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $191 and $(566) for the three and six months ended June 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$15,728	$14,931	$8,771	$9,752
Less: Rent—cost of services	1,241	1,199	7,837	8,957
Rent related to start-up and transferred operations	(47)	(135)	(10)	(30)
Segment Adjusted EBITDA from Operations	$14,534	$13,867	$944	$825

	Six Months Ended June 30,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$29,676	$28,722	$18,203	$18,586
Less: Rent—cost of services	2,503	2,329	16,626	17,792
Rent related to start-up and transferred operations	(71)	(249)	(948)	50
Segment Adjusted EBITDA from Operations	$27,244	$26,642	$2,525	$744

Discussion of Non-GAAP Financial Measures

EBITDA consists of net (loss) income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net (loss) income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) redundant or non-recurring transition services costs, (g) loss related to senior living operations transferred to Ensign, and (h) net income (loss) attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net (loss) income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) redundant or non-recurring transition services costs, (i) loss related to senior living operations transferred to Ensign, and (j) net income (loss) attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.